                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant     [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               INTEG INCORPORATED
                (Name of Registrant as Specified in its Charter)

                     ____________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.

          1)  Title of each class of securities to which transaction applies:

              _________________________________________________________________

          2)  Aggregate number of securities to which transaction applies:

              _________________________________________________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             _________________________________________________________________

          4)  Proposed maximum aggregate value of transaction:


          5)  Total fee paid:

              _________________________________________________________________

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:__________________________________________

          2)  Form, Schedule or Registration Statement No.:____________________

          3)  Filing Party:____________________________________________________

          4)  Date Filed:______________________________________________________

                               INTEG INCORPORATED


                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                                 JUNE 17, 1998



TO THE SHAREHOLDERS OF INTEG INCORPORATED:

          Notice is hereby given that the Annual Meeting of Shareholders of Integ Incorporated will be held at 10:00 a.m. on Wednesday, June 17, 1998, at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

               1. To elect three directors to serve on the Board of Directors for three year terms.

               2. To consider and vote upon a proposal to amend the Integ
                  Incorporated 1996 Directors' Stock Option Plan.

               3. To consider and vote upon a proposal to amend the Integ
                  Incorporated 1994 Long-Term Incentive and Stock Option Plan.

               4. To ratify the selection of Ernst & Young LLP as the
                  independent auditors of Integ Incorporated for the fiscal year ending December 31, 1998.

               5. To transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on April 20, 1998 as the record date for the determination of shareholders entitled to receive notice of and vote at the meeting.

          We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                           By Order of the Board of Directors,

                                           /s/ Frank A. Solomon

                                           Frank A. Solomon
                                           President and Chief Executive Officer

Dated:  May 8, 1998


          WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                               INTEG INCORPORATED


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 17, 1998


          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Integ Incorporated (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Wednesday, June 17, 1998, at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting by delivering to an officer of the Company either a written notice terminating the proxy's authority or a proxy bearing a later date, or by appearing in person and voting at the meeting. Shares of the Company's common stock, $.01 par value (the "Common Stock"), represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about May 8, 1998, along with the Company's Annual Report to Shareholders for the year ended December 31, 1997.

          Only shareholders of record at the close of business on April 20, 1998 are entitled to receive notice of and vote at the meeting or at any adjournment thereof. On April 20, 1998, there were 9,459,519 shares of Common Stock of the Company outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

          The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

          All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

          The Company's principal executive offices are located at 2800 Patton Road, St. Paul, Minnesota 55113.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL #1)

          The Bylaws of the Company provide that directors of the Company shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the second class of directors will expire at this Annual Meeting of Shareholders, the term of the third class of directors will expire at the annual meeting of shareholders in 1999, and the term of the first class of directors will expire at the annual meeting of shareholders in 2000. Directors elected at each annual meeting of shareholders will be of the same class as the directors whose terms expire at such annual meeting of shareholders, and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders or until their successors are elected and shall qualify.

          Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the directors then in office. The directors so chosen will hold office until the next election of the class for which such directors shall have been chosen.

          At the Annual Meeting of Shareholders to be held on June 17, 1998, the terms of office of Frank B. Bennett, Robert R. Momsen and Walter L. Sembrowich, Ph.D. will expire. Each of Mr. Bennett, Mr. Momsen and Dr. Sembrowich has been nominated to be elected to the Board of Directors for an additional three year term that will expire at the annual meeting of shareholders in 2001. The Board of Directors recommends that the shareholders elect Mr. Bennett, Mr. Momsen and Dr. Sembrowich as directors of the Company for the ensuing three year period. The person named as proxy in the enclosed form of proxy intends to vote the proxies received by the Company for the election of Mr. Bennett, Mr. Momsen and Dr. Sembrowich, unless otherwise directed. Each of Mr. Bennett, Mr. Momsen and Dr. Sembrowich has indicated a willingness to serve. If, however, Mr. Bennett, Mr. Momsen or Dr. Sembrowich is not a candidate at the meeting, which is not presently anticipated, the proxy named in the enclosed form of proxy may vote for a substitute nominee in his discretion.

          THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH OF MR. BENNETT, MR. MOMSEN AND DR. SEMBROWICH. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MR. BENNETT, MR. MOMSEN AND DR. SEMBROWICH.

          Information regarding the directors of the Company is set forth below:

                                                      EXPIRATION
               NAME                              AGE    OF TERM
               ----                              ---  ----------
               Mark B. Knudson, Ph.D.(1)(3)       49     2000
               Frank B. Bennett(1)(2)             41     1998
               Terrance G. McGuire(2)             42     2000
               Robert R. Momsen(3)                51     1998
               Robert S. Nickoloff                69     1999
               Walter L. Sembrowich, Ph.D.(3)     55     1998
               Frank A. Solomon(3)                54     1999
               Winston R. Wallin(1)               72     1999
               --------------
               (1) Member of the Compensation Committee of the Board of
                   Directors.
               (2) Member of the Audit Committee of the Board of Directors.
               (3) Member of the Nominating Committee of the Board of Directors.

          Mark B. Knudson, Ph.D., one of the founders of the Company, served as the President of the Company from its inception in April 1990 through December 1990, and as Chief Executive Officer from the Company's inception through November 1991. Dr. Knudson has also served as Chairman of the Company's Board of Directors since its inception. Dr. Knudson is currently the President, Chief Executive Officer and Director of HeartStent Corporation, a medical device company. Since 1993, Dr. Knudson has been the Managing Venture Partner of Medical Innovation Partners II, a Limited Partnership ("MIP II") that serves as the general partner of Medical Innovation Fund II, a Limited

Partnership ("MIF II") and, since 1989, has also been a special limited partner of Medical Innovation Partners, a Limited Partnership ("MIP"), which is the general partner of Medical Innovation Fund, a Limited Partnership ("MIF"). MIF and MIF II are institutionally-funded, medically-focused early stage venture/seed capital partnerships. Dr. Knudson serves as a director of Diametrics Medical, Inc. ("Diametrics"), a manufacturer of point of care blood chemistry testing systems, and InControl, Inc., which is involved in cardiac rhythm management technology.

          Frank B. Bennett has been a director of the Company since 1992. Mr. Bennett is the founder of Artesian Capital Management, Inc. ("Artesian") and Artesian Management, Inc. ("Artesian Management") and has served as the President of each of these entities since their inception in 1989 and 1995, respectively. Artesian is the general partner of Artesian Capital Limited Partnership ("Artesian Capital"), and Artesian Management is the general partner of Artesian Capital Limited Partnership II ("Artesian Capital II"), which are seed and start-up venture investment funds.

          Terrance G. McGuire has been a director of the Company since June 1995. Mr. McGuire is a Founding General Partner of Polaris Venture Partners, and since 1989, Mr. McGuire has been a General Partner of Beta Partners Limited Partnership. Polaris Venture Partners and Beta Partners Limited Partnership are private venture capital firms. Since 1992, Mr. McGuire has also been a General Partner of Alta V Management Partners, L.P., which is the General Partner of Alta V Limited Partnership, a fund associated with Burr, Egan, Deleage & Co.
Mr. McGuire serves as a director of Cubist Pharmaceuticals, Inc., and Ascent Pediatrics, Inc., both of which are biopharmaceutical companies.

          Robert R. Momsen has been a director of the Company since June 1995. Since 1982, Mr. Momsen has been a General Partner of InterWest Partners, L.P. ("InterWest Partners"), a group of venture capital management funds. Mr. Momsen is also director of ArthroCare Corporation, a manufacturer of arthroscopic surgical equipment, COR Therapeutics, Inc., a biopharmaceutical company, Coulter Pharmaceutical, Inc., a developer of drugs and therapies for people with cancer, Innovasive Devices, Inc., a tissue repair system company, Urologix Inc., a urology device company, and Progenitor, a biotechnology company that identifies disease-causing genes.

          Robert S. Nickoloff has been a director of the Company since its inception. Mr. Nickoloff is a General Partner of MIP and MIP II, where he has been active in the formation and financing of start-up medical device and service companies since 1987. Mr. Nickoloff has also been Vice-President of Range Television Cable Co., Inc. since 1965. He has served as Chairman of the Board of Governors of the University of Minnesota Hospital and Clinic and is a director of Green Tree Financial Corporation and Minnesota Power and Light Co.

          Walter L. Sembrowich, Ph.D., has been a director of the Company since its inception. Dr. Sembrowich is President and founder of Aviex, Inc., a provider of investment and management services to start-up and early stage medical companies. He is a founder of and has held various management positions at Diametrics through December 1995, including Chief Executive Officer from 1990 through January 1993, Co-Chairman of the Board from January 1993 to March 1995 and Executive Vice President of New Business Development from March 1995 through December 1995. Dr. Sembrowich serves as a director of St. Jude Medical, Inc., a developer and marketer of heart valves and other cardiovascular devices, and of eMed Medical, Neuromotion, Inc. and USArrhythmia Inc., all of which are early-stage medical companies. Dr. Sembrowich also serves as Chairman of the Boards of Opticon Medical, Inc., and CuraMED Systems, Inc., each of which is an early-stage medical product and service company. He has also been a director for Minnesota Project Innovation and has served as Chairman and review board member for the National Institutes of Health Small Business Innovative Research program.

          Frank A. Solomon, one of the founders of the Company, served as a consultant to the Company from July through December 1990, as President and a director since January 1991 and as Chief Executive Officer since December 1991. Mr. Solomon assumed the role of Acting Chief Financial Officer in February 1998. Mr. Solomon has been involved in the development and marketing of products for the diagnosis and treatment of diabetes for 14 years. From 1976 to 1989, Mr. Solomon held various management positions at Eli Lilly and Company ("Eli Lilly"), including President of Elco Diagnostics, a division of Eli Lilly, General Manager of the Infusion Products division of Cardiac Pacemakers, Inc., a subsidiary of Eli Lilly, Manager in Eli Lilly's medical device merger and acquisition group, and sequentially as National Sales Manager, Director of Marketing and Sales, and Director of Corporate Development at Physio-Control Corporation, another subsidiary of Eli Lilly.

          Winston R. Wallin has been a director of the Company since September 1996. Mr. Wallin also serves as Chairman Emeritus of Medtronic, Inc. He joined Medtronic as President and Chief Executive Officer in June 1985 and was elected Chairman of the Board and Chief Executive Officer in January 1986. Mr. Wallin retired as Chief Executive Officer of Medtronic in April 1991 and continued as Chairman of the Board until August 28, 1996, at which time he was conferred the title of Chairman Emeritus. Mr. Wallin is also a director of Bemis Company, Inc., McGlynn Bakeries and GalaGen, Inc. He also serves as Chairman of the Board of Trustees of Carleton College and the Caux Roundtable in Caux, Switzerland, and on the Board of the Minneapolis Foundation and the Board of Overseers of the Carlson School of Management at the University of Minnesota.

          Messrs. Bennett, McGuire and Momsen were elected to the Board of Directors as designees of various series of preferred stock pursuant to agreements with the Company which terminated upon the closing of the Company's initial public offering.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

          During the fiscal year ended December 31, 1997, the Board of Directors met six times. All incumbent directors attended at least 75% of the aggregate of those meetings of the Board of Directors and meetings of the committees on which they served that were held while they were serving on the Board or on such committee.

          The Board of Directors of the Company has standing compensation, audit and nominating committees, which have a current membership as indicated in the footnotes to the table on page 2 of this Proxy Statement. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors, and administers the Company's 1990 Incentive and Stock Option Plan (the "1990 Option Plan"), the 1991 Incentive and Stock Option Plan (the "1991 Option Plan"), the 1994 Long-Term Incentive and Stock Option Plan (as amended, the "1994 Option Plan" and together with the 1990 and 1991 Option Plans, the "Stock Option Plans") and the Company's 1996 Directors' Stock Option
Plan (the "Directors' Plan").   The Compensation Committee has delegated
authority to the Chief Executive Officer to grant options in such officer's discretion to employees who are not executive officers in amounts not exceeding an aggregate of 10,000 shares of Common Stock per individual in any period of 12 consecutive months pursuant to the Stock Option Plans. The Compensation Committee also administers the Company's 1997 Employee Stock Purchase Plan. During 1997, the Compensation Committee held three meetings and also acted by written consent in lieu of meetings.

          The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its system of internal controls, and reports the results of its review to the full Board of Directors and to management. During 1997, the Audit Committee held two meetings.

          The Nominating Committee makes recommendations regarding director and officer nominations. During 1997, the Nominating Committee held no meetings. The Nominating Committee will consider shareholder recommendations for nominees made in accordance with the Company's bylaws.

COMPENSATION OF DIRECTORS

          The Company pays outside directors $3,000 per quarter, $1,000 per meeting attended in person ($500 if attended by telephone) and $500 per committee meeting attended, up to a maximum of $20,000 per year. The Company also reimburses directors for expenses actually incurred in attending meetings of the Board of Directors and its committees. In addition, the Company has granted to all of the current non-employee directors options to purchase Common Stock under the Directors' Plan, which provides for an automatic grant of nonqualified stock options to purchase 15,000 shares of Common Stock to non-employee directors of the Company on the date such individuals become directors of the Company, and options to purchase 5,000 shares of Common Stock on each subsequent annual shareholder meeting date, subject to certain limitations. Options granted on the later of July 1, 1996 or the date an individual becomes a director of the Company vest and thereby become exercisable as to 50% of such shares on the first anniversary of the date of such grant and 25% on the anniversary date in each of the two years thereafter if the holder remains a director on such dates. Options granted on the date of each annual shareholder meeting become exercisable six months after the date of grant.

          Under the proposed amendments to the Directors' Plan (see Proposal #2), the Company would grant 20,000 options to non-employee directors on the date that such individuals become directors of the Company and an additional 6,000 options on each subsequent annual shareholder meeting date. The proposed amendments would also modify the vesting schedules for both initial and annual option grants. Initial options would become vested and exercisable with respect to 6,666 shares on the 12 month anniversary date of such grants and with respect to 6,667 shares on each of the 24 month and 36 month anniversary dates of such grants. Annual options would become vested and exercisable with respect to 2,000 shares on each of the 12, 24 and 36 month anniversary dates of such grants.

          The Company has reserved 300,000 shares of Common Stock for issuance under the Directors' Plan. The option price for directors is equal to the fair market value of one share of Common Stock on the date of grant. Pursuant to the partnership agreement for MIP, Mr. Nickoloff will assign to MIF all of the options granted to him under the Directors' Plan.

          Directors who are employees of the Company do not receive any additional compensation for serving on the Board of Directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with in 1997, except that statements of changes in beneficial ownership on Form 4 were not timely filed for (i) Dr. Knudson to reflect the distribution by MIF II of 1,500 shares of Common Stock to MIP II in October 1997 (Dr. Knudson disclaims beneficial ownership of shares held by MIP II, except to the extent of his proportionate pecuniary interest in MIP II) and (ii) Mr. Nickoloff to reflect the distribution by MIF of 3,500 shares of Common Stock to MIP in January 1997 (Mr. Nickoloff disclaims beneficial ownership of shares held by MIP, except to the extent of his proportionate pecuniary interest in MIP).

                            PRINCIPAL  SHAREHOLDERS

          The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of March 1, 1998, by: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each of the following shareholders is the same as the Company.


                                                   Shares        Percentage of
                                                Beneficially   Outstanding Shares
               Name and Address                  Owned (1)         Owned (1)
---------------------------------------------  -------------   ------------------

MIF and MIF II (2)............................     1,528,756        15.8%
           9900 Bren Road East
           Suite 421
           Minnetonka, MN  55343
InterWest Partners V, L.P. ("IWP") (3)........       725,263         7.7%
           3000 Sand Hill Road
           Building 3, Suite 255
           Menlo Park, CA  94025
Oak Investment Partners VI, L.P. ("OIP") (4)..       540,032         5.8%
           One Gorham Island
           Westport, CT  06880
Frank B. Bennett (5)(6).......................        27,520           *
Mark B. Knudson, Ph.D. (6)(7).................       238,803         2.5%
Terrance G. McGuire (6)(8)....................        12,500           *
Robert R. Momsen (6)(9).......................        12,500           *
Robert S. Nickoloff (10)......................         1,162           *
Walter L. Sembrowich, Ph.D. (6)(11)...........        52,500           *
Frank A. Solomon (6)(12)......................       292,443         3.1%
Winston R. Wallin (6).........................         7,500           *
John R. Brintnall (6).........................        33,750           *
Susan L. Critzer (6)..........................        85,332           *
Robert H. Dodge, Ph.D. (6)....................        80,332           *
A. Paul Harding (6)...........................        57,832           *
All current executive officers and directors
           as a group (12 persons) (13).......       853,143         8.7%

--------------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 1998 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Disclosure is made in reliance upon a Schedule 13G filed with the SEC by MIF and MIF II on February 17, 1998. Includes 732,927 shares of Common Stock held by MIF and 486,161 shares of Common Stock held by MIF II. Also includes 309,668 shares of Common Stock issuable upon the exercise of outstanding options and warrants held by MIF and MIF II. Does not include 1,750 shares held by MIP, the general partner of MIF, and does not include 1,500 shares held by MIP II, the general partner of MIF II.

(3) Disclosure is made in reliance upon a Schedule 13G/A filed with the SEC by IWP on February 11, 1998. Such Schedule 13G indicates that (i) IWP and InterWest Management Partners V, L.P., the general partner of IWP ("IMP"), have sole voting and investment power with respect to such shares and (ii) Alan W. Crites, Philip T. Gianos, Wallace R. Hawley, W. Scott Hedrick, W. Stephen Holmes, Robert R. Momsen and Arnold L. Oronsky each have shared voting and investment power with respect to such shares. Excludes 4,561 shares of Common Stock with respect to which Messrs. Crites, Hawley, Hedrick, Holmes, and Momsen hold shared voting and investment power through their general partner interests in InterWest Investors V ("IWI"), an affiliate of IWP. Does not include 12,500 shares of Common Stock beneficially owned by Mr. Momsen, for which shares Mr. Momsen holds sole voting and investment power.

(4) Disclosure is made in reliance upon a Schedule 13G/A filed with the SEC by OIP on February 12, 1998. Such Schedule 13G indicates that (i) OIP has sole voting and investment power with respect to such shares and (ii) Oak Associates VI, LLC, Oak Management Corporation, Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont and Eileen
    M. More each have shared voting and investment power with respect to such shares. Excludes 12,600 shares of Common Stock with respect to which Oak VI Affiliates, LLC, Oak Management Corporation, Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont and Eileen
    M. More have shared voting and investment power as a result of their interests in the Oak VI Affiliates Fund, L.P., which holds sole voting and investment power with respect to such shares.

(5) Includes 635 shares of Common Stock held by Mr. Bennett's wife, for which shares Mr. Bennett disclaims beneficial ownership. Does not include (i) 131,717 shares of Common Stock held by Artesian Capital, (ii) 85,851 shares of Common Stock held by Artesian Capital II and (iii) 49,382 shares of Common Stock issuable upon the exercise of outstanding warrants held by
    Artesian Capital II.   Mr. Bennett serves as the President of Artesian, the
    general partner of Artesian Capital, and as the President of Artesian Management, the general partner of Artesian Capital II. Mr. Bennett disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest in such partnership.

(6) Includes the following number of shares of Common Stock issuable upon the exercise of outstanding options: Dr. Knudson: 45,833 shares; Mr. Bennett:
    12,500 shares; Mr. McGuire: 12,500 shares; Mr. Momsen: 12,500 shares; Dr.
    Sembrowich: 32,500 shares; Mr. Solomon: 109,110 shares; Mr. Wallin: 7,500 shares; Mr. Brintnall: 33,750 shares; Ms. Critzer: 85,332 shares; Dr. Dodge:
    80,332 shares; and Mr. Harding: 57,832 shares.

(7) Includes 25,000 shares of Common Stock held by Dr. Knudson's wife, 54,000 shares held by Knudson Family L.P., and 3,000 shares held by Dr. Knudson's daughters, for which shares Dr. Knudson disclaims beneficial ownership. Does not include shares of Common Stock held by MIF II or MIP II or shares of Common Stock issuable upon the exercise of outstanding options and warrants held by MIF II. Dr. Knudson is a general partner of MIP II, the
    general partner of MIF II.   Dr. Knudson disclaims beneficial ownership of
    the shares held by MIF II and MIP II, except to the extent of his proportionate pecuniary interest in MIP II.

(8) Does not include 366,325 shares of Common Stock beneficially owned by Alta V Limited Partnership which Mr. McGuire may be deemed to hold based on his partnership interest in Alta V Management Partners L.P. (the general partner of Alta V Limited Partnership). Mr. McGuire disclaims beneficial ownership of the shares held by Alta V Limited Partnership, except to the extent of his proportionate pecuniary interest therein.

(9) Does not include shares beneficially owned by IWP and IWI which Mr. Momsen may be deemed to hold based on his partnership interest in such partnerships. Mr. Momsen disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest in such partnerships.

(10) Does not include shares of Common Stock held by MIF, MIF II, MIP or MIP II or shares of Common Stock issuable upon the exercise of outstanding
     options and warrants held by MIF and MIF II.   Mr. Nickoloff is a general
     partner of MIP and of MIP II, the general partners of MIF and MIF II, respectively. Mr. Nickoloff disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest in such partnerships.

(11) Does not include shares held by MIF or MIP which Dr. Sembrowich may be deemed to hold based on his partnership interest in MIP. Dr. Sembrowich disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest in such partnership.

(12) Includes 183,333 shares of Common Stock issued pursuant to a restricted stock award under the Stock Option Plans (see "Certain Transactions"), 65,000 of which shares are held by Mr. Solomon's wife, for which 65,000 shares Mr. Solomon disclaims beneficial ownership. Does not include shares held by MIF II or MIP II which Mr. Solomon may be deemed to hold based on his partnership interest in MIP II; Mr. Solomon disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest in such partnership.

(13) See Notes 6, 7, 8, 9, 10, 11, 12 and 13 above. Does not include shares beneficially owned by Messrs. Brintnall and Dodge, each of whom resigned from the Company in February 1998.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

          Summary Compensation. The following table sets forth the cash and noncash compensation for fiscal years 1997, 1996 and 1995 earned by or awarded to the Chief Executive Officer and the next four most highly compensated executive officers of the Company whose salary and bonus earned in 1997 exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                      Fiscal          Annual Compensation           Long-Term Compensation      All Other
   Name and Principal Position         Year          Salary          Bonus             Options (#Shares]      Compensation
------------------------------       -------      ---------------------------       ----------------------    ------------

Frank A. Solomon                        1997          $219,964      $     --                125,000            $659,368(1)
          President, Chief Executive    1996          $202,026      $     --                119,999            $191,378(2)
          Officer and Director          1995          $189,587      $     --                 66,666            $ 48,096(3)

Robert H. Dodge, Ph.D. (4)              1997          $182,232      $     --                 20,000            $    --
          Vice President, Research      1996          $167,543      $     --                 26,666            $    --
          and Development               1995          $158,835      $     --                 16,666            $ 31,275(5)

Susan L. Critzer                        1997          $161,525      $     --                 75,000            $    --
 Vice President, Operations             1996          $140,502      $     --                 26,666            $    --
                                        1995          $116,776      $     --                 83,332            $ 33,216(6)

A. Paul Harding                         1997          $158,733      $     --                 40,000            $ 10,115(7)
          Vice President, Sales         1996          $146,003      $     --                 26,666            $ 33,406(8)
          and Marketing                 1995(9)       $ 14,308      $     --                 66,666            $     --

John R. Brintnall (10)                  1997          $148,468      $     --                 20,000            $     --
          Vice President, Finance and   1996(10)      $  3,981      $ 20,000                 75,000            $     --
          Chief Financial Officer

_______________

(1) Includes $654,244 in severance expenses (including wages, medical benefits and accelerated vesting of options) accrued by the Company in 1997 in contemplation of the separation agreement with Mr. Solomon, although none of such expenses have actually been paid to Mr. Solomon. See "Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Agreements." Also includes a $5,124 bonus to account for tax consequences resulting from note forgiveness in 1996. See Note 2.

(2) Includes $102,891 of forgiveness on a note and a $88,487 bonus to account for tax consequences resulting from such note forgiveness.

(3) Includes $24,291 of forgiveness on a note and a $23,805 bonus to account for tax consequences resulting from such note forgiveness.

(4)  Dr. Dodge resigned from the Company effective February 20, 1998.

(5) Includes a $31,275 bonus in 1995 to account for tax consequences resulting from reimbursement of 1994 relocation expenses.

(6) Includes $16,776 for reimbursement of relocation expenses and a $16,440 bonus to account for tax consequences resulting from such expense reimbursement.

(7) Includes $6,130 for reimbursement of relocation expenses and a $3,985 bonus to account for tax consequences resulting from such expense reimbursement.

(8) Includes $17,170 for reimbursement of relocation expenses and a $16,236 bonus to account for tax consequences resulting from such expense reimbursement.

(9)  Mr. Harding  joined the Company in November 1995.

(10) Mr. Brintnall joined the Company in December 1996 and resigned from the Company effective February 13, 1998.

          Option Grants. The following table summarizes options granted during the year ended December 31, 1997 to the Named Executive Officers:

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                            % of Total                                    Annual Rates of Stock
                                              Options                                      Price Appreciation
                                            Granted to         Exercise                    for Option Term (1)
                               Options       Employees         Price per      Expiration  ---------------------
                              Granted(2)    in 1997(3)         Share(4)          Date         5%        10%
                              ----------   -----------         --------       -----------  ---------  ---------
Frank A. Solomon (5)           40,000 (6)     6.8%               $9.50         03/05/07     $238,980   $605,622
                               65,000 (6)    11.0%               $4.81         10/22/07     $196,624   $498,284
                               20,000 (7)     3.4%               $4.81         10/22/07     $ 60,500   $153,318

Robert H. Dodge, Ph.D. (8)     10,000 (6)     1.7%               $9.50         03/05/07     $ 59,745   $151,406
                               10,000 (6)     1.7%               $4.81         10/22/07     $ 30,250   $ 76,659

Susan L. Critzer               20,000 (6)     3.4%               $9.50         03/05/07     $119,490   $302,811
                               55,000 (6)     9.3%               $4.81         10/22/07     $166,374   $421,625

A. Paul Harding                10,000 (6)     1.7%               $9.50         03/05/07     $ 59,745   $151,406
                               30,000 (6)     5.1%               $4.81         10/22/07     $ 90,749   $229,977

John R. Brintnall (9)          10,000 (6)     1.7%               $9.50         03/05/07     $ 59,745   $151,406
                               10,000 (10)    1.7%               $9.50         03/05/07     $ 59,745   $151,406
----------------------

(1) The compounding assumes a ten year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) Each option represents the right to purchase one share of Common Stock. The options shown in this column were granted pursuant to the 1994 Option Plan. To the extent not already exercisable, the options become exercisable in the event of a "change in control" (as defined in the stock option agreement) involving the Company.

(3) In 1997, the Company granted employees options to purchase an aggregate of 588,625 shares of Common Stock.

(4) The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.

(5) Pursuant to a separation agreement between Mr. Solomon and the Company, all unvested stock options previously granted to Mr. Solomon will fully vest following his execution of a general release. See "Employment Contracts and Termination of Employment and Change-in-Control Agreements" below.

(6) Options become exercisable with respect to 25% of the shares on the anniversary date of such grant for each of the four years following such grant.

(7) Options become exercisable on the fifth anniversary date of such grant.

(8) All vested options held by Dr. Dodge must be exercised by May 20, 1998. All unvested options held by Dr. Dodge expired upon his resignation on February 20, 1998.

(9) All vested options held by Mr. Brintnall must be exercised by May 13, 1998. All unvested options held by Mr. Brintnall expired upon his resignation on February 13, 1998.

(10) Options become exercisable on the tenth anniversary date of such grant.


          Option Values. The following table summarizes the value of options held at December 31, 1997 by the Named Executive Officers. No options held by such executive officers were exercised during 1997.

                 AGGREGATED OPTION VALUES AT DECEMBER 31, 1997

                                     Number of Unexercised               Value of Unexercised
                                          Options at                     In-the-Money Options
                                       December 31, 1997               at December 31, 1997 (1)
                               -------------------------------      -------------------------------
          Name                 Exercisable       Unexercisable      Exercisable       Unexercisable
-------------------------      -----------       -------------      -----------       -------------

Frank A. Solomon                  76,888             234,777          $ 93,332          $93,332

Robert H. Dodge, Ph.D.            80,332              49,666          $234,996          $23,332

Susan L. Critzer                  63,665             121,333          $182,079          $76,250

A. Paul Harding                   55,332              78,000          $139,997          $46,668

John R. Brintnall                 33,750              61,250          $     --          $    --
----------------------

(1) Value based on the difference between the last sale price of the Common Stock as reported by the Nasdaq National Market on December 31, 1997 ($4.00) and the option exercise price per share, multiplied by the number of shares subject to the in-the-money options.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers (collectively, the "Executive Officers"). The SEC rules require the Compensation Committee of the Board of Directors to issue a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting the Executive Officers. In fulfillment of this requirement, the Compensation Committee of the Board of Directors (the "Committee"), at the direction of the Board of Directors, has furnished the following report on executive compensation:

          The Committee is responsible for setting salaries for officers and for granting incentive awards and stock-based compensation to the Company's executive officers, including the Chief Executive Officer, on behalf of the Board of Directors and the shareholders. The Committee also oversees the operation of the Company's executive compensation benefits.

          The Committee consists entirely of outside directors of the Company. During 1997, Dr. Knudson and Mr. Bennett and Mr. Wallin served on the Committee. Dr. Knudson is Chairman of the Committee.

Compensation Policies
---------------------

          The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop and manufacture the Company's products in commercial quantities, penetrate target markets, obtain and maintain required regulatory approvals worldwide, and develop new products. With these goals in mind, the Committee closely aligns its compensation plan for executive management to the milestones achieved and the influence that each executive has as the Company grows and matures. The Committee annually reviews and evaluates the Company's corporate performance, compensation levels and equity ownership of its executive officers. The Committee strives to establish competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, are appropriate for each officer's scale of responsibility and performance, recognize individual initiative and achievements, will attract and retain the highest quality personnel possible consistent with the Company's resources, and provide an incentive to such executives to focus on the Company's long-term strategic goals by aligning their financial interests closely with long-term shareholder interests. The Committee intends to make the executive compensation program competitive with the marketplace while emphasizing compensation in the form of equity ownership, the value of which is contingent on the Company's long-term market performance. It is intended that, in judging appropriate levels of compensation, the Committee will take into account internally set performance goals and comparisons with the performance of a self-selected group of development stage companies with similar business characteristics and strategies.

          In 1997, the Company retained the services of an outside compensation consulting firm to examine the Company's compensation policies regarding officer and director compensation. Base salaries, short term bonus plans and long term incentive programs were reviewed for the officers. Retainers, meeting fees and stock option programs were reviewed for the directors. The methodology employed included an analysis of the Company's existing plans, comparison of the Company's plans with those of 12 comparable medical device companies and review of six public and private surveys of compensation. The findings of the consultant have been incorporated into the Committee's deliberations relative to proper compensation for the affected groups.

          Because the Company has yet to begin commercial production and full-scale marketing of its product, it is difficult to select objective criteria by which to measure individual and Company performance. As a result, the Committee's efforts to tie compensation to performance involve a subjective element and take into account each officer's performance during the past year based on qualitative standards and the achievement of nonfinancial goals such as reaching certain milestones in the development and production of the Company's LifeGuide System, development of the Company's sales and marketing force and progress towards clinical trials of the Company's LifeGuide System. In evaluating compensation relative to Company performance, the Committee also considers the Company's stock performance and progress toward profitability. In the future, the Committee intends to place more emphasis on objective factors in determining executive compensation. Factors that the Committee anticipates that it will consider include maintaining the compensation of the Company's officers at industry levels, as reflected in surveys of compensation practices in corporations of comparable size and technology. The Committee also intends to implement a bonus program that will be tied to specific financial goals, including operating revenues and earnings.

          The Company's compensation program has three primary components: base salary, short-term incentives and long-term incentives. The ultimate composition of executive compensation reflects the Company's goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal performance over the long term. In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching further performance goals. The Compensation Committee also believes that the use of stock options is important to align the interests of the officers with the interests of the shareholders.

Base Salaries
-------------

          The Committee establishes annual base salaries after an analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Committee believes that executive salaries must be sufficiently competitive to attract and retain key individuals. In this regard, salaries for officers are based on experience levels and are intended to be competitive with median salaries paid to comparable executives in similar positions at other development stage medical device companies. Development stage companies continue to be used for comparison purposes because, in 1997, the Company's products remained in development, and commercial production of the LifeGuide System had not yet begun. In the absence of revenue and profitable operations, the Company does not have the financial resources to match salaries offered by larger or profitable medical device companies. By augmenting base salary with equity-based compensation, the Company seeks to continue to attract and retain quality management personnel despite limited financial resources. Annual increases in base salaries for existing officers are generally consistent with the merit increase formula used throughout the Company. The Company has historically granted 5% annual merit increases to all employees whose performance has warranted such a merit increase. Larger increases are given, as appropriate, to reflect changes in job responsibility and authority or to internally balance the salary structure among the executive officer group.

Short-Term Incentives
---------------------

          The Committee believes that executive compensation should be based in part on the achievement of milestones that are important to the short-term success of the Company. Accordingly, the Committee periodically sets short-term milestones and then compares the Company's progress against these targets. Members of the executive team, along with all Company employees, are periodically granted options to purchase shares of the Common Stock with vesting tied to the achievement of specified operating and personal objectives. The number of options granted with these vesting provisions is determined based on the individual's experience and position within the Company.

          In 1997, the Board of Directors of the Company adopted a 1997 Vice President Bonus Program and a 1997 CEO Bonus Program to award stock option bonuses to its officers. Under the Vice President Bonus Program, Ms. Breslawec, Ms. Critzer, Dr. Dodge, and Mr. Harding were given a renewed opportunity to accelerate the vesting of 10,000 shares of the stock options granted under the 1996 Vice President Bonus Program based on the achievement of certain stock price targets (as a percentage of the initial public offering price) and of certain performance milestones. In Mr. Brintnall's case this bonus represented a new grant of 10,000 options with the same acceleration factors. Under the CEO Bonus Program, Mr. Solomon was given a renewed opportunity to accelerate the vesting of 30,000 shares of the stock option granted under the 1996 CEO Bonus Program based on the achievement of certain stock price targets (as a percentage of the initial public offering price) and of certain performance milestones. No accelerations were earned under these plans in 1997.

          As part of Mr. Brintnall's employment offer, a stock option bonus plan was put in place for 1997. Under this plan, Mr. Brintnall was granted options to purchase 25,000 shares of the Common Stock, the vesting of which accelerated upon achievement of certain stock price targets (as a percentage of the initial public offering price) and of certain performance milestones. As a result of the attainment (to the satisfaction of the Committee) of certain performance milestones, vesting was accelerated for 35% of the option award made under this program.

          As part of the employment offer made to Richard F. Mussmann, the Company's Vice President, Research and Development, a stock option bonus plan was put in place for the twelve months beginning July 1997. Under this plan, Mr. Mussmann was granted options to purchase 25,000 shares of the Common Stock, the vesting of which accelerated upon achievement of certain performance milestones. As a result of the attainment (to the satisfaction of the Committee) of certain performance milestones, vesting was accelerated for 35% of the option award made under this program.

Long-Term Incentives
--------------------

          The Committee believes that long-term stockholder interests and executive compensation should be closely aligned. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in enhancing shareholder value. Stock options are generally granted to executive officers at the time they are elected. In determining the number of options to be granted at such time, the Committee takes into consideration job responsibilities, experience and contributions of the individual and recommendations of the Chief Executive Officer. The stock options give the holder the right to purchase shares of the Common Stock over a ten-year period. Because the options are granted at the fair market value on the date of grant, they will provide value only when the price of the Common Stock increases above the share price on the date of the grant. Options are also subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance, increased job responsibilities and the prior level of grants.

CEO Compensation
----------------

          The determination of the Chief Executive Officer's salary, bonus and grants of stock options followed the policies set forth above for all executives' compensation. Mr. Solomon's compensation for 1996-97 is shown in the Summary Compensation Table above. During 1997, Mr. Solomon's base salary was increased 5.0% to recognize favorable corporate and individual performance. The Company also granted Mr. Solomon 125,000 stock options under the 1994 Option Plan. In addition, under the CEO Bonus Program described above, Mr. Solomon was given a renewed opportunity to accelerate the vesting of 30,000 shares of the stock option granted under the 1996 CEO Bonus Program, which vesting was not ultimately accelerated. The salary and stock options reflected the Committee's judgment as to Mr. Solomon's individual performance and the overall performance of the Company in achieving regulatory and technical milestones and making significant progress toward resolving the remaining technical questions regarding the LifeGuide Meter. The Committee also believes that stock options granted to Mr. Solomon to date provide a significant and appropriate tie between overall compensation and the performance of the Company over the long term.

Compensation Limitations
------------------------

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as "performance-based compensation" under the Code. Section 162(m) did not affect the deductibility of compensation paid to the Company's executive officers in 1997 and will not affect the deductibility of such compensation expected to be paid in 1998. The Committee will continue to monitor this matter and may propose changes to the executive compensation program if warranted.

SUBMITTED BY THE COMPENSATION COMMITTEE:

               Mark B. Knudson, Chairman
               Frank B. Bennett
               Winston R. Wallin

STOCK PERFORMANCE

          The graph below sets forth a comparison of the cumulative shareholder return of the Common Stock with the cumulative total return of the Nasdaq Stock Market - U.S. Index and the Standard & Poor's Health Care (Medical Products and Supplies) Index from June 26, 1996 (the date of the initial public offering of the Common Stock) to December 31, 1997. The graph assumes the investment of $100 in the Common Stock on June 26, 1996, and in each of the designated indices on May 31, 1996, and that dividends, if any, were reinvested.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
         AMONG INTEG INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX



                              [GRAPH APPEARS HERE]






                               6/26/96   6/96   9/96   12/96   3/97   6/97   9/97   12/97
                              --------  -----  -----  ------  -----  -----  -----  ------

Integ Incorporated            $    100  $ 101  $ 109  $  103  $  63  $  82  $  61  $   42
Nasdaq Stock Market (U.S.)         100     95     99     104     98    115    136     127
S&P Health Care (Medical
    Products and Supplies)         100    101    112     113    112    134    139     141


* $100 INVESTED ON 6/26/96 IN STOCK OR ON 5/31/96 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

          Except as described below, the Company does not have any employment agreements with its Named Executive Officers. In February 1998, the Company entered into a separation agreement with Mr. Solomon pursuant to which, among other things, (i) Mr. Solomon would continue to serve as President, Chief Executive Officer and Director of the Company until his successor commences employment with the Company or September 30, 1998, whichever is earlier, (ii) Mr. Solomon agreed to certain nondisclosure, noncompetition and nonsolicitation covenants, (iii) Mr. Solomon will receive, after his resignation date, his then current gross salary or $221,338, whichever is greater, for a period of 27 months thereafter, subject to reduction after 12 months for payment received by Mr. Solomon as a result of any other employment or consulting work, (iv) all unvested stock options previously granted to Mr. Solomon will fully vest, and
(v) the exercise period for all stock options held by Mr. Solomon would extend for two years following his resignation.

          Ms. Critzer and Mr. Harding have agreements with the Company under which each such officer is entitled to receive severance pay equal to 12 times his or her total monthly compensation (including salary and bonus, determined in accordance with such agreement) if, after a change in control (as defined in such agreement) of the Company, the Company terminates the officer's employment without cause, or the officer terminates his or her employment for good reason
(as such terms are defined in such agreement).   These agreements also contain
covenants by each such officer not to compete and not to solicit the Company's customers or employees during the term of each such officer's employment and for 12 months following the termination of his or her employment for any reason.
Mr. Brintnall and Dr. Dodge have also entered into such agreements with the Company.

          In addition, the exercisability of options granted to executive officers is accelerated in the event of a "change in control" over the Company (as such term is defined in the stock option agreements entered into by the executive officers).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Dr. Knudson, Mr. Bennett and Mr. Wallin served as members of the Company's Compensation Committee during 1997. Dr. Knudson, who also served as the Company's President in 1990 and as the Chief Executive Officer from 1990 to 1991, is a limited partner of MIP and a general partner of MIP II. MIP and MIP II are the general partners of MIF and MIF II, respectively, which entities engaged in certain transactions with the Company, as described below.

          Laboratory and office furniture and equipment used by the Company with an original cost of approximately $801,000 as of December 31, 1997 are leased under sublease arrangements with FIM, Inc. and FIM II, Inc., entities related to the Company through MIF and MIF II. Under the lease arrangements, MIF and MIF II have guaranteed the lease payments owing to an unrelated third party. The liability for future lease payments under these guarantees was $306,995 as of December 31, 1997. In consideration of such guarantees, the Company issued options to purchase an aggregate of 42,993 shares of Common Stock at an exercise price of $0.84 per share to MIF and warrants to purchase shares of Series D Preferred Stock, convertible into 106,027 shares of Common Stock at an as converted exercise price of $4.125 per share, to MIF II. Options to purchase 30,523 shares of Common Stock will expire in May 2001. The balance of the Common Stock options (12,470 shares) will expire in April 2003. The Series D Preferred Stock warrants expire at various times between February 1999 and June 2005.

          Beginning in April 1992, the Company entered into a series of annual consulting agreements with Dr. Knudson. In March 1997, the Company entered into a three-year consulting agreement with Dr. Knudson, which agreement runs through April 3, 2000. Under this agreement, Dr. Knudson acts as consultant for the Company in the area of technical expertise and advisory services, for which he
is paid $6,750 per month.   During 1997, Dr. Knudson received an aggregate of
$81,000 for such consulting services.


                              CERTAIN TRANSACTIONS

          Dr. Knudson is a general partner of MIP II, and Mr. Nickoloff is a general partner of both MIP and MIP II. For a discussion of certain Company transactions with Dr. Knudson, MIF and MIF II, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

          Mr. Solomon was granted a restricted award of 183,333 shares of Common Stock in August 1994, pursuant to the Stock Option Plans. The Company's option to repurchase the shares, which was linked to Mr. Solomon's continued employment, terminated on August 2, 1997.

          On November 13, 1997, the Company loaned Mr. Mussmann $98,000 at an annual interest rate of 5.61% in connection with the purchase of Mr. Mussmann's current home and the sale of his former home. Mr. Mussmann repaid the principal amount of the loan, together with interest of $421.75, on December 11, 1997.

               AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN
                                 (PROPOSAL #2)

          In February 1998, the Board of Directors approved, subject to shareholder approval, the following amendments to the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"):

          (i) increase from 15,000 shares to 20,000 shares the initial grant to new non-employee directors pursuant to Section 4(b)(ii) of the Directors' Plan;

         (ii) modify the vesting schedule of such initial option grants to become vested and thereby exercisable with respect to 6,666 shares on the 12 month anniversary date of such grants and with respect to 6,667 shares on each of the 24 month and 36 month anniversary dates of such grants;

        (iii) increase from 5,000 shares to 6,000 shares the annual option grants to non-employee directors pursuant to Section 4(b)(iii) of the Directors' Plan; and

         (iv) change the vesting schedule of such annual grants to become vested and thereby exercisable with respect to 2,000 shares on each of the 12, 24 and 36 month anniversary dates of such grants.

Based on a review of similar plans of other public companies, the Board of Directors believes that the proposed amendments are consistent with the plans of other public companies and are desirable at this time in order to help the Company attract and retain well-qualified individuals to serve as directors of the Company and to more closely align the interests of the directors with the interests of the Company.

SUMMARY OF DIRECTORS' PLAN

          The Directors' Plan is designed to operate automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors. Only non-employee directors are eligible to participate in the Directors' Plan. Options granted under the Directors' Plan are intended to be nonqualified stock options. The option price for directors is equal to the fair market value of one share of Common Stock on the date of grant. If an outside director ceases to serve as a director, such director may, but only within five years after the date he or she ceases to be a director of the Company, exercise the option to the extent that the director was entitled to exercise it at the date of such termination. No option or award granted under the Directors' Plan is transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. During the lifetime of an optionee or grantee, the option is exercisable only by such optionee or grantee. If an optionee dies prior to the time that an option is fully exercised, an option may be exercised at any time within seven months after such optionee's death (unless the option expires) to the extent that it was exercisable on the date of death. In the event of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, all outstanding options will become exercisable in full, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options. Appropriate adjustments to the Directors' Plan and outstanding options and awards will be made in the event of changes in the Common Stock through stock dividend, stock split, reverse stock split, combination, reclassification or other change in the Company's capital structure.

          The Board of Directors may at any time amend, alter, suspend or discontinue the Directors' Plan but may not, without shareholder approval, make any revisions or amendments to the Directors' Plan that require the approval of shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or other applicable law or regulation. The Board may not, however, alter or impair any option previously granted under the Directors'
Plan without the consent of the holder of the option.   The Directors' Plan will
expire on April 24, 2006.

          Additional information concerning the Directors' Plan is set forth above under "Election of Directors -- Compensation of Directors."

NEW PLAN BENEFITS

          At December 31, 1997, all seven of the Company's outside directors were eligible to participate in the Directors' Plan. The table below sets forth the number of options that will be granted in 1998 to the persons and groups listed below if the proposed amendments to the Directors' Plan are approved.

                       1996 DIRECTORS' STOCK OPTION PLAN

Name and Position                             Number of Shares
-----------------                             ----------------

Frank A. Solomon.................................       0
          President and Chief Executive Officer
Executive Group..................................       0
Non-Executive Director Group.....................  42,000
Non-Executive Officer Employee Group.............       0


            The last sale price of the Common Stock on April 1, 1998 as reported by the Nasdaq National Market was $4.50.

TAX MATTERS

          The following is a summary of the principal federal income tax consequences generally applicable to awards under the Directors' Plan. The grant of an option under the Directors' Plan is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option.

          Special rules apply to directors under Section 16(b) of the Exchange Act. Under certain circumstances, shares received pursuant to the exercise of a stock option may be deemed restricted under the Code for a period of up to six months after the date of exercise resulting in the amount of any ordinary income recognized, and the amount of the Company's tax deduction, being determined as of the end of such period instead of on the date of exercise.

          THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK REPRESENTED AT THE 1998 ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENTS TO THE DIRECTORS' PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

        AMENDMENTS TO THE 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                                 (PROPOSAL #3)

          In February 1998, the Board of Directors approved, subject to shareholder approval, two amendments to the Company's 1994 Long-Term Incentive and Stock Option Plan (the "1994 Option Plan"):

      (i) increase the number of shares of Common Stock available for issuance thereunder from 1,733,333 shares to 2,733,333 shares; and

     (ii)  add the following new Section 4(c):

                  (c) Award Limitations Under the Plan. No person who is an employee of the Company at the time of grant may be granted any Option, Stock Appreciation Right or performance award, the value of which option, right or award is based solely on an increase in the value of the Common Shares after the date of grant of such option, right or award, for more than 500,000 Common Shares (subject to adjustment as provided for in Section 15 relating to stock splits, etc.), in the aggregate, in any calendar year period beginning with the period commencing January 1, 1998 and ending December 31, 1998. The foregoing annual limitation specifically includes the grant of any awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

          As of December 31, 1997, 94,070 shares of Common Stock remained available for future grants of stock options, restricted stock and other awards under the 1994 Option Plan. The Board of Directors believes that the 1994 Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the 1994 Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the 1994 Option Plan will assure that sufficient shares are available to enable the Board of Directors and its Compensation Committee to achieve the objectives of the 1994 Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the Company and to afford them an opportunity to acquire a proprietary interest in the Company through stock options.

          The proposed amendment to establish an award limitation is designed primarily to enable awards of options (other than nonqualified stock options granted at less than fair market value on the date of grant) and stock appreciation rights ("SARs") granted by the Compensation Committee under the 1994 Option Plan to qualify as "performance-based compensation" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Section 162(m) of the Code limits the deduction that the Company may take for federal income tax purposes for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other conditions. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a compensation committee composed of two or more outside directors, (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee, and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award.

SUMMARY OF 1994 OPTION PLAN

          Pursuant to the 1994 Option Plan, executive officers, other employees, directors and consultants of the Company may receive options to purchase Common Stock. The 1994 Option Plan was approved by the Board of Directors and the Company's shareholders in February 1994, and as revised and restated, was approved by the Board of Directors in April 1996 and by the Company's shareholders in May 1996. The 1994 Option Plan terminates on February 28, 2004, and no awards may be made after such date; however, unless otherwise expressly provided in the 1994 Option Plan or an applicable award agreement, any award granted may extend beyond the termination date of the 1994 Option Plan.

          The 1994 Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify for preferential tax treatment under
Section 422 of the Code, and nonqualified stock options that do not qualify for such treatment. Only employees are eligible for the grant of incentive stock options. The 1994 Option Plan also provides for grants of SARs, restricted stock awards and performance awards. The exercise price of all ISOs granted under the 1994 Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. The price for other options and awards is determined by the Committee. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Compensation Committee, in whole or in part by the tendering of shares of Common Stock or by the delivery of a promissory note.

          The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

          The holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Compensation Committee lapse. Upon termination of the holder's employment during the restriction period, restricted stock shall be forfeited, unless the Compensation Committee determines otherwise.

          Performance awards provide the holder thereof the right to receive payment, in whole or in part, upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. A performance award granted under the 1994 Option Plan may be denominated or payable in cash, shares of Common Stock or restricted stock. Dividend equivalents entitle the holder thereof to receive payments (in cash or shares, as determined by the Compensation Committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

          No option or award granted under the 1994 Option Plan is transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option is exercisable only by such optionee or grantee.

          The 1994 Option Plan is administered by the Compensation Committee, which has the authority to establish rules for the administration of the 1994 Option Plan, to select the employees or other persons to whom options or awards are granted, to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards, and to set the terms and conditions of such awards. The Compensation Committee has delegated authority to the Chief Executive Officer to grant options in such officer's discretion to employees who are not executive officers in amounts not exceeding an aggregate of 10,000 shares of Common Stock per individual in any period of 12 consecutive months pursuant to the 1994 Option Plan. Appropriate adjustments to the 1994 Option Plan and outstanding options and awards will be made by the Compensation Committee in the event of changes in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the Company's corporate structure.

          The Board of Directors may amend or discontinue the 1994 Option Plan at any time; provided, however, that the Board may not, without shareholder approval, amend the 1994 Option Plan so as to (i) increase the maximum number of shares subject thereto, (ii) decrease the minimum option price per share covered by options granted under the 1994 Option Plan below the price specified in Section 5 therein, (iii) extend the maximum term of the 1994 Option Plan, or
(iv) modify the eligibility requirements for participation in the 1994 Option Plan. In addition, the Board of Directors may not alter or impair any option or award previously granted under the 1994 Option Plan without the consent of the holder of the option.

          As of March 1, 1998, there were outstanding options to purchase an aggregate of 1,542,418 shares of Common Stock under the 1994 Option Plan as follows: Mr. Solomon: 311,665 shares; Mr. Brintnall: 95,000 shares; Ms. Critzer:
184,998 shares; Dr. Dodge: 129,998 shares; Mr. Harding: 133,332 shares; all executive officers as a group: 1,144,992 shares; and all employees (excluding executive officers) as a group: 280,429 shares. On February 11, 1998, each outside director was granted an option to purchase 5,000 shares of Common Stock under the 1994 Option Plan. Shares of Common Stock have been awarded under the 1994 Option Plan as performance awards pursuant to the Company's stock bonus programs described above under "Report of Compensation Committee on Executive Compensation -- Short-Term Incentives" and "-- Long-Term Incentives." Future grants of options and awards to executive officers and others under the 1994 Option Plan are not determinable.

TAX MATTERS

          The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the 1994 Option Plan. The grant of an option or SAR will result in no tax consequences for the recipient or the Company. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that a liability may arise pursuant to the alternative minimum tax), and the Company generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the option price, and the Company will then be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or a stock option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Code have been satisfied.

          With respect to other awards granted under the Plan that are settled either in cash, shares or other property that is either transferable or not subject to a substantial risk of forfeiture, the holder of an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the date of such settlement) over (b) the amount (if any) paid for such shares or other property by the holder of the award, and the Company will then be entitled to a deduction for the same amount. With respect to awards that are settled in shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, unless a special tax election is made to recognize ordinary income upon receipt of the awards, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid by the participant for such shares or other property, and the Company will then be entitled to a deduction for the same amount.

          Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the Company's deduction may be determined as of such date.

          THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK REPRESENTED AT THE 1998 ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENTS TO THE 1994 OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                      RATIFICATION OF INDEPENDENT AUDITORS
                                 (PROPOSAL #4)

          The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998 and recommends that the shareholders ratify that appointment. Ernst & Young LLP has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Ernst & Young LLP will be present at the 1998 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

          THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK REPRESENTED AT THE 1998 ANNUAL MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

          Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 2800 Patton Road, St. Paul, Minnesota 55113, not later than December 31, 1998.


                                             By Order of the Board of Directors,

                                             /s/  Kenneth L. Cutler

                                             Kenneth L. Cutler
                                             Secretary

Dated:  April 30, 1998

                               INTEG INCORPORATED
                             (FORMERLY INOMET, INC.)
                            1994 LONG-TERM INCENTIVE
                                       AND
                                STOCK OPTION PLAN
                        [AS REVISED AND RESTATED 4/24/96]


SECTION 1. PURPOSE OF PLAN AND EFFECT ON PRIOR PLANS.

         (a) PURPOSE. This Plan shall be known as the "INTEG INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Integ Incorporated (formerly Inomet, Inc.), a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described.

         (b) EFFECT ON PRIOR PLANS. From and after the Effective Date (as defined in Section 18 hereof) of the Plan, stock options may be granted under the Company's existing option plans. All outstanding stock options and restricted stock awards previously granted under any other stock option plan shall remain outstanding in accordance with the terms thereof.

SECTION 2. STOCK SUBJECT TO PLAN.

         Subject to the provisions of Section 15 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized common shares, par value $0.01 per share (the "Common Shares"). Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 1,733,333 shares (as adjusted to reflect the 2-for-3 reverse split of the Common Stock effected on April 24, 1996). If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

SECTION 3. ADMINISTRATION OF PLAN.

         (a) The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee".)

         (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Shares covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under
Section 16 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

         (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

         (d) The Chief Executive Officer of the Company shall have the authority, as granted by the Committee pursuant to clause (ix) of subsection (b) of this Section 3, to grant pursuant to the Plan options or other awards to eligible persons who are not considered by the Company as its officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Chief Executive Officer of the Company shall provide information as to any grants made pursuant to this subsection to the Committee at their next meeting.

SECTION 4. ELIGIBILITY AND GRANT.

         (a) ELIGIBILITY. Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of
Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

         (b) GRANT OF ADDITIONAL OPTIONS. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

SECTION 5. PRICE.

         The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan that do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

SECTION 6. TERM.

         Each Option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

SECTION 7. EXERCISE OF OPTION OR AWARD.

         (a) EXERCISABILITY. The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

         (b) NO VIOLATION OF STATE OR FEDERAL LAWS. The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

         (c) METHOD OF EXERCISE. An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, or (iii) a combination of cash, the optionee's or grantee promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

SECTION 8. STOCK APPRECIATION RIGHTS.

         (a) GRANT. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

         (b) EXERCISE. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests is to be paid in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in
Section 5 herein.

SECTION 9. RESTRICTED STOCK AWARDS.

         Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

         (a) GRANT OF RESTRICTED STOCK AWARDS. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

         (b) DELIVERY OF COMMON SHARES AND RESTRICTIONS. At the time of a restricted stock award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

         (c) TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

SECTION 10. PERFORMANCE AWARDS.

         The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, performance awards granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance award shall be determined by the Committee.

SECTION 11. INCOME TAX WITHHOLDING AND TAX BONUSES.

         (a) WITHHOLDING OF TAXES. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

         (b) TAX BONUS. The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

SECTION 12. ADDITIONAL RESTRICTIONS.

         The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

SECTION 13. TEN PERCENT SHAREHOLDER RULE.

         Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

SECTION 14. NON-TRANSFERABILITY.

         No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

SECTION 15. DILUTION OR OTHER ADJUSTMENTS.

         If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

SECTION 16. AMENDMENT OR DISCONTINUANCE OF PLAN.

         The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or
(iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

SECTION 17. TIME OF GRANTING.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

SECTION 18. EFFECTIVE DATE AND TERMINATION OF PLAN.

         (a) The Plan was approved by the Board of Directors and the shareholders of the Company on February 28, 1994 (the "Effective Date").

         (b) Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate February 28, 2004. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

                               INTEG INCORPORATED
                        1996 DIRECTORS' STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. The purpose of this Integ Incorporated 1996 Directors' Stock Option Plan is to attract and retain the best available individuals for service as Directors of the Company and provide additional incentive to the Outside Directors of the Company to serve as Directors.

         None of the options granted hereunder shall be "incentive stock options" within the meaning of Section 422 of the Code (as hereinafter defined).

         2. DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "BOARD" shall mean the Board of Directors of the Company.

         (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "COMMON STOCK" shall mean the Common Stock of the Company.

         (d) "COMPANY" shall mean Integ Incorporated, a Minnesota corporation.

         (e) "CONTINUOUS STATUS AS A DIRECTOR" shall mean the absence of any interruption or termination of service as a Director.

         (f) "DIRECTOR" shall mean a member of the Board.

         (g) "EMPLOYEE" shall mean any person, including officers and Directors, employed by the Company or any parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

         (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "OPTION" shall mean a stock option granted pursuant to the Plan.

         (j) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         (k) "OPTIONEE" shall mean an Outside Director who receives an Option.

         (l) "OUTSIDE DIRECTOR" shall mean a Director who is not an Employee.

         (m) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

         (n) "PLAN" shall mean this 1996 Directors' Stock Option Plan.

         (o) "SHARES" shall mean shares of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (p) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 300,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

         4. ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

         (a) ADMINISTRATOR. Except as otherwise required herein, the Plan shall be administered by the Board.

         (b) PROCEDURE FOR GRANTS. The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                  (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                  (ii) Each Outside Director shall be automatically granted an Option (an "Initial Grant") to purchase 15,000 Shares upon the later to occur of (x) July 1, 1996 (the closing date for the initial public offering of the Company's Common Stock) or (y) the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. Options granted under this section 4(b)(ii) shall become vested and thereby exercisable with respect to 50% of such Initial Grant on the twelve month anniversary date of such Initial Grant and with respect to 25% at each successive anniversary date; provided, however, an unvested portion of an Initial Grant shall only vest so long as the Outside Director remains a Director on the date such portion vests.

                  (iii) Each Outside Director shall automatically receive, on the date of each Annual Meeting of Shareholders, an Option to purchase 5,000 Shares of the Company's Common Stock, such Option to become exercisable six months subsequent to the date of grant; PROVIDED however, that such Option shall only be granted to Outside Directors who have served since the date of the last Annual Meeting of Shareholders and will continue to serve after the date of grant of such Option.

                  (iv) The terms of an Option granted hereunder shall be as follows:

                           (A) the term of the Option shall be ten (10) years.

                           (B) the Option shall be exercisable only while the
                  Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                           (C) the exercise price per Share shall be 100% of the
                  fair market value per Share on the date of grant of the Option.

                           (D) to the extent necessary to comply with the
                  applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), no Option will be exercisable until a date more than six months subsequent to the date of the grant of that Option.

         (c) POWERS OF THE BOARD. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 7(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (d) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof.

         The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

         6. TERM OF PLAN. The Plan shall become effective upon the earlier of
(i) its adoption by the Board or (ii) its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

         7. EXERCISE PRICE AND CONSIDERATION.

         (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

         (b) FAIR MARKET VALUE. The fair market value ("Fair Market Value") of a Share shall be determined by the Board in its discretion; PROVIDED however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock in the over-the-counter market on the date of grant, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in THE WALL STREET JOURNAL.

         (c) FORM OF CONSIDERATION. Subject to compliance with applicable provisions of Section 16(b) of the Exchange Act, (or other applicable law), the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (X) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (Y) have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vi) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment or (viii) such other consideration and method of payment for the issuance of Shares as may be permitted under applicable laws. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company.

         8. EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; PROVIDED however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 10 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) TERMINATION OF STATUS AS A DIRECTOR. If an Outside Director ceases to serve as a Director, he may, but only within five years after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 8(b) above, in the event an Optionee is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code) he may, but only within seven (7) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (d) DEATH OF OPTIONEE. Notwithstanding the provisions of Section 8(b) above, in the event of the death of an Optionee:

                  (i) during the term of the Option who is at the time of his death a Director of the Company and who has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Director for six (6) months after the date of death; or

                  (ii) within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION OR MERGER.

         (a) In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; PROVIDED however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         (b) In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction or series of related transactions in which 100% of the then outstanding voting stock is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the written agreement governing such Option, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger or sale of stock or sale of assets on such conditions as the Board shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options.

         11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         12. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuance shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of the Shares available for issuance pursuant to this Plan as shall be sufficient to satisfy the requirements of the Plan.

         15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         16. SHAREHOLDER APPROVAL.

         (a) The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of its adoption by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

         (b) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

         17. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.

                               INTEG INCORPORATED
                                2800 PATTON ROAD
                           ST. PAUL, MINNESOTA 55113

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 30, 1998, appoints Frank A. Solomon as proxy (with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Integ Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Integ Incorporated to be held on Wednesday, June 17, 1998 at 10:00 a.m. at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, and at any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

1. ELECTION OF DIRECTORS FOR TERMS EXPIRING IN 2000
  [_] FOR all nominees listed below (except as marked to the contrary below)
  [_] WITHHOLD AUTHORITY to vote for all nominees listed below
  (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
          FRANK B. BENNETT ROBERT R. MOMSEN WALTER L. SEMBROWICH, PH.D.

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN
  [_] FOR[_] AGAINST[_] ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
  [_] FOR[_] AGAINST[_] ABSTAIN
P
R
O
X
Y
                          (continued from other side)

4. RATIFICATION OF INDEPENDENT AUDITORS
  [_] FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998
  [_] WITHHOLD AUTHORITY to vote for the ratification of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998

5. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS.

                                           Please sign exactly as your name
                                           appears hereon. Jointly owned
                                           shares will be voted as directed if
                                           one owner signs unless another
                                           owner instructs to the contrary, in
                                           which case the shares will not be
                                           voted. If signing in a representa-
                                           tive capacity, please indicate ti-
                                           tle and authority.
                                           Date: _______________________ , 1998


                                           ------------------------------------
                                           Signature

   PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE,
                WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.